Exhibit 99.1
FOR IMMEDIATE RELEASE: January 19, 2011

Investor Relations:	Joseph Cormier
t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com
GTEC Raises Fourth Quarter 2010 Guidance and Issues Initial 2011 Guidance
2010 EPS Guidance Raised to Approximately $0.95; Q4 EPS of Approximately $0.38
2011 Full Year EPS Range of $1.20 to $1.30 Represents 26% to 37% Growth Over 2010
2011 Full Year Revenue Range of $315 to $325 Million Represents 36% to 40% Growth Over 2010
MCLEAN, Va., January 19, 2011— Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today revised its fourth quarter 2010 guidance upward and provided initial full year 2011 guidance. GTEC’s fourth quarter and full year 2010 results are still subject to completion of its year-end financial audit.
Revised Fourth Quarter 2010 Guidance — EPS Raised Significantly Based on Better than Expected Profitability
GTEC’s revised fourth quarter 2010 guidance anticipates revenue of approximately $82 million, which reflects 47% growth compared to $55.8 million in the fourth quarter of 2009. This represents pro forma organic revenue growth of 37% for the fourth quarter. The pro forma organic growth rate is derived by adding fourth quarter 2009 revenue for Zytel Corporation (Zytel) and the period from December 18, 2009 through December 31, 2009 for Signature Government Solutions, LLC (SGS) to GTEC’s 2009 fourth quarter revenue. The growth was a result of the continued strong demand for GTEC’s Technology & Intelligence Services (TIS) capabilities and the significant ramp in revenue from two large camp solutions orders in the Force Mobility & Modernization Systems (FMMS) segment.
Operating margins for the fourth quarter of 2010 are expected to be better than anticipated based on exceptional execution on existing TIS tasks and the addition of higher margin programs from Zytel and SGS. The FMMS segment margins are anticipated to be above previous expectations due to the mix of revenues in the quarter coming from higher margin programs. This results in updated EPS guidance for the fourth quarter of approximately $0.38 per share.
For the full year 2010, GTEC’s updated guidance anticipates revenue of approximately $232 million, up 9% compared to $212.8 million in 2009. Diluted EPS is expected to be approximately $0.95 for the full year.
Initial 2011 Guidance — Strong Growth Projected for Both Revenue and EPS
Based on the strong demand for GTEC’s solutions due to its positioning in the robustly funded areas of the national security mission, visibility from the Company’s new contract awards and expansion of existing contracts in 2010, and the Company’s successful M&A program execution in 2010, GTEC is projecting 2011 full year revenue of $315 million to $325 million and EPS of $1.20 to $1.30 per share. This represents total revenue growth of 36% to 40%based on the revised 2010 guidance of approximately $232 million and pro forma organic revenue growth of 12% to 16%. The pro forma organic growth rate is derived by adding 2010 estimated annual revenue for both Zytel and SGS to GTEC’s estimated 2010 revenue. The Company’s 2011 EPS range represents 26% to 37% growth over revised 2010 guidance of approximately $0.95 per share.

“In the second half of 2010 we gained substantial momentum from significant new contract awards and the completion of two significant acquisitions. Combined, these elements provide heightened visibility to our 2011 outlook,” said John Hillen, President & CEO of GTEC. “GTEC’s strategic positioning in priority mission areas — counterterrorism, cyber operations, C4ISR and force mobility — will continue to drive an organic growth outlook which is well above the industry average.”
Segment Outlook — TIS over 55% of 2011 Revenue Base
GTEC’s two reporting segments, TIS and FMMS, are poised for strong growth in 2011 and continue to evolve to meet the demand of our national security customer base. Specific highlights of the two segments are provided below:
Technology & Intelligence Services (TIS)
•	Full year 2011 projected revenue of at least $175 million

•	Forecast represents at least 66% total growth over 2010 revenue estimates and at least 13% organic growth over 2010 pro forma TIS revenue

•	Over 20% of full year 2011 revenue expected to be derived from cyber security contracts and services

•	Projected expansion of segment operating margin to at least 11% for the full year 2011

•	As of December 31, 2010, approximately 850 of GTEC’s 1,125 total employees; over 80% of TIS employees; cleared at Top Secret level and above
Force Mobility &Modernization Systems (FMMS)
•	Full year 2011 revenue of at least $140 million projected, which represents over 10% organic growth from 2010 revenue estimates

•	2011 projections supported by over $200 million in 2010 contract awards across our camp solutions, field feeding systems and water solutions offerings

•	Forecast segment operating margin of 10% for full year 2011
Forward Guidance — Revised Full Year Outlook
GTEC’s revised fourth quarter and full year 2010 and initial full year 2011 guidance is summarized in the table below. GTEC’s guidance includes Zytel and SGS contributions to fourth quarter 2010 results and expected 2011 operating results but does not include any other future acquisitions or divestitures.
“We are poised for an exceptional growth year for both revenue and earnings as demonstrated by our initial 2011 outlook, which anticipates strong organic revenue growth and expanding operating margins,” said Joseph Cormier, Executive Vice President & Chief Financial Officer of GTEC. “We are already seeing the benefit from shifting our business mix towards our TIS segment, which should represent approximately 60% of our revenue base by the end of 2011, as it is positioned in the fast growing segments of the marketplace.”

	4th Quarter 2010	Full Year 2010	Full Year 2011
Revenue	Approximately $82 million	Approximately $232 million	$315 - $325 million
Diluted EPS	Approximately $0.38	Approximately $0.95	$1.20- $1.30
Weighted Average Shares Outstanding — Diluted	9.20 million	9.16 million	9.27 million
Other Key Guidance Assumptions
•	Intangible amortization expense of approximately $5 million for the full year 2011, which includes the estimated expense from the acquisitions of Zytel and SGS

•	Net interest expense of approximately $3.15 million for full year 2011

•	Tax rate of 40.0% for full year 2011

Conference Call
GTEC executive management will hold a conference call today at 5:00 p.m. ET, to discuss the revised fourth quarter 2010 guidance and initial 2011 guidance and answer questions. Interested parties may access the call by dialing 866.202.3109 (domestic) or +1 617.213.8844 (international) and entering passcode 25244347. The conference call will be Webcast (audio only) simultaneously via the Investor Relations page of GTEC’s website at www.gtec-inc.com. Interested parties should dial in or log on approximately 10 minutes prior to the start of the call. A replay of the call will be available beginning at 8:00 p.m. ET today and will remain available through midnight ET, February 2, 2011. To access the replay, call (888) 286-8010 (domestic) or +1 (617) 801-6888 (international). The confirmation code for the replay is 45655140. A replay will also be available via the Investor Relations page of GTEC’s website approximately 3 hours after the conclusion of the call.
About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.
“SafeHarbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & Systems, Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.
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